                            SCHEDULE 14C INFORMATION


        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934


Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[X] Definitive Information Statement


                           PRISM SOFTWARE CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified In Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

--------------------------------------------------------------------------------
1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5) Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

--------------------------------------------------------------------------------
1) Amount Previously Paid:

--------------------------------------------------------------------------------
2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
3) Filing Party:

--------------------------------------------------------------------------------
4) Date Filed:

--------------------------------------------------------------------------------

================================================================================
NOTE:

Where any item, other than Item 4, calls for information with respect to any matter to be acted upon at the meeting or, if no meeting is being held, by written authorization or consent, such item need be answered only with respect to proposals to be made by the registrant. Registrants and acquirees that meet the definition of "small business issuer" under Rule 12b-2 of the Exchange Act shall refer to the disclosure items in Regulation S-B and not Regulation S-K . If there is no comparable disclosure item in Regulation S-B, small business issuers need not provide the information requested. Small business issuers shall provide the financial information in Item 310 of Regulation S-B in lieu of any financial statements required by Item 1 of Rule 14c-101.
================================================================================

                           PRISM SOFTWARE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2005

April 21, 2005

TO OUR STOCKHOLDERS:

         The 2005 annual meeting of stockholders of Prism Software Corporation will be held at the Company's offices at 15500-C Rockfield Blvd., Irvine, California on Tuesday, June 14, 2005, beginning at 11:00 a.m. local time. At the meeting, the stockholders of the company will act on the following:

         (1)  To elect three directors for a one-year term.
         (2) Ratify the selection of Independent Auditors, Cacciamatta Accountancy Corporation.
         (3)  Any other matters that properly come before the meeting.

         All holders of record of shares of Prism's common and preferred stock at the close of business on May 2, 2005 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

                                            By order of the Board of Directors,

                                            /s/ Conrad von Bibra
                                            --------------------
                                            Conrad von Bibra
                                            SECRETARY

                              INFORMATION STATEMENT

               WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

                           _________________________


This Information Statement contains information related to the annual meeting of stockholders of Prism Software Corporation to be held on Tuesday, June 14, 2005, beginning at 11:00 a.m., at the company offices. Proxies are NOT being solicited by the Company. The approximate date on which this Information Statement is first sent to security holders is May 13, 2005.


VOTING INFORMATION

With respect to the election of directors, the persons receiving a plurality of the votes cast by the shares entitled to vote for the position being filled shall be elected. On any other item that should come before the meeting, the matter shall be decided by a majority of the votes cast by the shares entitled to vote at the meeting.

The By-Laws of the Company require for a quorum the presence of a majority at the meeting in person or by proxy of the holders of shares of capital stock of the Company entitled to vote.

Since the current members of the Board of Directors own, in the aggregate, more than 50% of the outstanding shares, a quorum is available without the Company incurring the expense of soliciting proxies. All holders of record of Prism's common and preferred stock at the close of business on May 2, 2005 are entitled to vote at the meeting.


ELECTION OF DIRECTORS

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of the directors. Members of the Board of Directors holding more than 50% of the outstanding shares have announced their intention to vote for the three nominees identified in this Information Statement. Accordingly, the three will be re-elected to the Board of Directors.


The Board of Directors does not have standing audit, nomination, or compensation committees. The Board met eight times in 2004 and all three directors nominated below attended each meeting, except the first one in January 2004, which was held before David Ayres was elected to the Board.


NOMINEES

Three directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting and until his successor is elected and qualified. The following table sets forth certain information furnished to the Company regarding the persons who are nominees for election as directors of the Company.

Name                                Age                Position
----                                ---                --------
Carl S. von Bibra                   43                 Chairman and Director
David Ayres                         50                 President and Director
Conrad von Bibra                    75                 Secretary and Director

Carl S. von Bibra has served the Company as a director and Chairman since October 31, 2003. From March 1993 through May 1994, Mr. von Bibra was a board member of ADcom Information Services, Inc. and, since December 1992, has been corporate secretary of OCI Communication, Inc. Mr. von Bibra received his engineering degree from Stanford University. Carl von Bibra is the son of Conrad von Bibra and is a private investor.

David Ayres joined the Company in May 2002. He has over fifteen years of experience in the printer industry, and over twenty years in senior management positions. Prior to joining the Company he was CEO of an industry-leading supplier to the OEM printer market. He was also Senior Product Group Manager for Canon in their Canon Computers Systems division. He has served as President of the Company since January 23, 2004 and as a director since February 13, 2004.

Conrad von Bibra was born and raised in Los Angeles, graduating from Stanford University with a degree in chemical engineering. From 1962 to 1984, he served as President of Exeter Oil Company Ltd., a drilling and production company whose stock was listed on the American Stock Exchange in 1981. He is now a private investor. He is the father of Carl S. von Bibra. He became a director and Secretary of the Company on October 31, 2003.


OFFICERS

The following table sets forth information about the officers of the Company:

Name                                Age                 Position
----                                ---                 --------
Carl S. von Bibra                   43                  Chairman and Director
David Ayres                         50                  President and Director
Conrad von Bibra                    75                  Secretary and Director
Michael Cheever                     36                  Treasurer


(For biographical information about Carl von Bibra, David Ayres and Conrad von Bibra, see "Nominees", above)

Michael Cheever joined the Company in October 1993 and became an officer on October 31, 2003. He has over fourteen years of accounting experience and formerly worked for the accounting firm of Deloitte & Touche LLP.


DIRECTORS' COMPENSATION

The members of the Board of Directors do not receive any cash compensation for their service as directors, but are eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.


AUDIT COMMITTEE

The Company does not have an Audit Committee. This function is fulfilled by the Board of Directors.


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires that directors and officers of the Company and persons who beneficially own more than 10% of the Common Stock file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock of the Company. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

The Company received copies of Section 16(a) forms filed by the following officers, directors or 10% beneficial owners during 2004: David Ayres (Forms 3 and 4) and Michael Cheever (Form 3). Based solely on its review of the copies of the Section 16(a) forms received by it, and on representations from certain reporting persons, the Company believes that, during the last fiscal year, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.


CODE OF ETHICS

The Company adopted a Code of Ethics for its officers and other personnel during 2004.


EXECUTIVE COMPENSATION.

SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation awarded or paid by the Company to its executive officers during the fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002. No other executive officer's total annual salary and bonus for services to the Company exceeded $100,000.

                                                                                                     LONG-TERM COMPENSATION
                                                                                          ------------------------------------------
                                                      ANNUAL COMPENSATION                          AWARDS                   PAYOUTS
                                          -----------------------------------------       --------------------------      ----------
                                                                           OTHER                                             ALL
                                                                           ANNUAL                                           OTHER
                                                                           COMPEN-         STOCK         SECURITIES        COMPEN-
      NAME AND               FISCAL        SALARY           BONUS          SATION          AWARDS        UNDERLYING        SATION
 PRINCIPAL POSITION           YEAR           ($)             ($)             ($)             ($)         OPTIONS (#)         ($)
---------------------       --------     ----------       ---------       ---------       ---------      -----------      ---------
David Ayres                   2004        $139,063        $      0        $      0        $      0               0        $      0
President                     2003        $137,551        $      0        $      0        $      0         500,000        $      0
                              2002        $ 89,640        $      0        $      0        $      0               0        $      0

Michael Cheever               2004        $ 63,250        $      0        $      0        $      0               0        $      0
Treasurer                     2003        $ 66,054        $      0        $      0        $      0         100,000        $      0


OPTION EXERCISES AND FISCAL YEAR-END VALUES

Shown below is information with respect to the number of shares of the Company's Common Stock acquired upon the exercise of options during the fiscal year ended December 31, 2004, the value realized therefor, the number of unexercised options at December 31, 2004 and the value of unexercised in-the-money options at December 31, 2004 for the Company's executive officers in the Summary Compensation Table above. The Company's executive officers did not hold any stock appreciation rights ("SARs") during the fiscal year ended December 31, 2004.

                                                                  NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                              SHARES                             UNDERLYING UNEXERCISED               IN-THE-MONEY
                           ACQUIRED ON                             OPTIONS AT FISCAL               OPTIONS AT FISCAL
                           EXERCISE (#)          VALUE                YEAR-END (#)                    YEAR-END ($)
         NAME                                  REALIZED        EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
-----------------------    -------------     --------------    -------------------------       -------------------------
David Ayres                           0                 $0                    500,000/0                           $0/$0
Michael Cheever                       0                 $0                    240,000/0                           $0/$0


EMPLOYMENT AGREEMENTS

There are currently no employment agreements between the Company and any of its directors, officers or significant employees.

STOCK OPTION PLANS

1993 STOCK OPTION PLAN

The Company's 1993 Stock Option Plan provides for the issuance of options to employees, directors, officers, and advisors of the Company to acquire up to 630,000 shares of the Company's common stock. Options issued under this plan are generally granted at estimated market value, vest at varying rates and expire within ten years from the date of grant or within 90 days after termination of employment. As of December 31, 2004, options for 65,000 shares of Common Stock were reserved for issuance upon exercise of outstanding options. Except as to options previously granted and outstanding under it, the 1993 Stock Option Plan terminated on February 1, 2003.

The Company did not grant any options to its executive officers under its 1993 Stock Option Plan during the fiscal year ended December 31, 2004 or during the fiscal year ended December 31, 2003.


2000 NONSTATUTORY STOCK OPTION PLAN

The Company's 2000 Nonstatutory Stock Option Plan provides for the issuance of options to employees, directors, officers and advisors of the Company to acquire up to 3,000,000 shares of common stock. Options issued under this plan are generally exercisable at 85% of the market value on the date of grant, vest over three years and expire within ten years from the date of grant or within 90 days after termination of employment. As of December 31, 2004, none of the options available for grant under the 2000 Nonstatutory Stock Option Plan had been exercised, 1,520,000 shares of Common Stock were reserved for issuance upon exercise of outstanding options and 1,480,000 shares of Common Stock remained available for grant thereunder. Except as to options previously granted and outstanding under it, the 2000 Nonstatutory Stock Option Plan will terminate on May 4, 2010.

The Company did not grant any options to its executive officers under its 2000 Nonstatutory Stock Option Plan during the fiscal year ended December 31, 2004. The Company granted options to purchase 600,000 shares of its Common Stock to its executive officers under this plan during the fiscal year ended December 31, 2003.


E. TED DANIELS OPTIONS

In December 2004, as part of the Company's settlement with E. Ted Daniels, its previous President, the Company granted Mr. Daniels non-qualified options to purchase 1) 1,400,000 shares of the Company's Common Stock and 2) potential additional shares of Common Stock equal to 4% of new shares of Common Stock issued through December 15, 2005 (with certain limitations). As of December 31, 2004, none of these options available for grant had been exercised, 1,400,000 shares of Common Stock were reserved for issuance upon exercise of such outstanding options, and the exercise price was $0.01 per share. These options will terminate on December 15, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of March 22, 2005, by (i) each person known by the Company to beneficially own 5% or more of the outstanding Common Stock of the Company; (ii) each of the Company's directors; (iii) each of the Company's Executive Officers; and (iv) all directors and Executive Officers of the Company as a group. The percentage column of common stock beneficially owned shows the percent each person would own if he exercised all of his conversion or option privileges and all of the others did not.

                                                                              COMMON                             PERCENTAGE OF
                                                                               STOCK          TOTAL NUMBER         SHARES OF
                                                             PERCENTAGE      EQUIVALENTS       OF SHARES          COMMON STOCK
         NAME AND ADDRESS                    OUTSTANDING      OF SHARES       OF OPTIONS      BENEFICIALLY       BENEFICIALLY
        OF BENEFICIAL OWNER                  COMMON STOCK    OUTSTANDING       OR NOTES        OWNED (1)           OWNED (1)
-------------------------------------------------------------------------------------------------------------------------------
David Ayres
c/o Prism Software Corporation
15500-C Rockfield Blvd.
Irvine, CA  92618                                615,000             *           500,000         1,115,000                  1%

Carl S. von Bibra
1637 Spruce Street
South Pasadena, CA  91030                     33,607,500            24%       33,607,500        67,215,000                 38%

The Conrad von Bibra Revocable
Trust
1415 Milan Ave.
South Pasadena, CA  91030                     60,880,856            43%       60,880,856       121,761,712                 60%

Michael Cheever
c/o Prism Software Corporation
15500-C Rockfield Blvd.
Irvine, CA  92618                                 20,000             *           240,000           260,000                  *

All Directors and
Executive Officers of the Company
as a Group (4 persons)                        95,123,356            67%       95,228,356       190,351,712                 80%

         * Less than 0.5%

         (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities currently convertible or convertible within 60 days after March 22, 2005, are deemed to be outstanding in calculating the percentage ownership of a person or group but are not deemed to be outstanding as to any other person or group. Unless noted otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Currently there are 300,000,000 shares of Common Stock authorized, of which 141,591,534 shares are issued and outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

CERTAIN NOTES

For the fiscal year ended December 31, 2003 the Company borrowed approximately $1,381,000 from the Conrad von Bibra Revocable Trust ("Conrad von Bibra"). As of December 31, 2004, all such debt is subject to the terms of a March 2003 Loan Agreement, a March 2003 Credit Agreement, a March 2003 Security Agreement and a December 2004 Long-Term Loan Agreement. Such debt is due on March 1, 2007, bears simple interest at the rate of 5% per annum, is convertible into shares of Common Stock at the option of the holder (subject to limitations on the number of shares) and is secured by the Company's assets.

For the fiscal year ended December 31, 2004, the Company borrowed approximately $1,950,000 from Conrad von Bibra. As of December 31, 2004, all such debt is subject to the terms of the March 2003 Security Agreement and the December 2004 Long-Term Loan Agreement. Such debt is due on March 1, 2007, bears simple interest at the rate of 5% per annum and is secured by the Company's assets.

In addition, all other debt borrowed from Conrad von Bibra and Carl von Bibra prior to the fiscal year ended December 31, 2003 is subject to the terms of the March 2003 Loan Agreement, the March 2003 Security Agreement and the December 2004 Long-Term Loan Agreement

The December 2004 Long-Term Loan Agreement includes a provision to reduce the annual interest rate on all debt owed to Conrad and Carl von Bibra from 8% to 5% retroactive to March 2003. This resulted in a gain to the Company of approximately $385,000 for the fiscal year ended December 31, 2004.

During the fiscal year ended December 31, 2004, the Company made principal payments of approximately $35,000 to Conrad von Bibra and approximately $95,000 to Carl von Bibra. In connection with such payments, Conrad von Bibra forgave approximately $11,000 of accrued interest owed by the Company, and Carl von Bibra forgave approximately $30,000 of additional principal and approximately $128,000 of accrued interest owed by the Company.

No commissions were paid in connection with any of these transactions. Conrad von Bibra and Carl von Bibra are affiliates of the Company by virtue of their beneficial ownership of more than 5% of the Company's outstanding Common Stock.

The Company believes that such transactions were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.


PRINCIPAL ACCOUNTANT FEES AND SERVICES

For the fiscal years ended December 31 2003 and December 31, 2004, the Company incurred Audit Fees with its principal accountant of approximately $38,400 and approximately $60,000, respectively. The Company incurred no other fees with its principal accountant in either of the two fiscal years referenced.

The Company has no audit committee. The Board of Directors' policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be provided for up to one year and any pre-approval would be detailed as to the particular service or category of services, and would be subject to a specific budget. The independent auditors and management are required to periodically report to the Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Cacciamatta Accountancy Corporation as independent auditors for the year ending December 31, 2005, subject to ratification by the stockholders at the Annual Meeting. Representatives of Cacciamatta Accountancy Corporation, LLP will be invited to attend the Annual Meeting, and if they attend will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.